Exhibit 10.2

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                        THE TIREX CORPORATION CANADA INC.

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                               Executive Agreement

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      This Executive  Agreement (the "Agreement") is made and entered into as of this 24th day of July, 1998 by and among:

                                      The Tirex Corporation
                                      740 St. Maurice, Suite 201
                                      Montreal, Quebec
                                      Canada H3C 1L5           ("Tirex America")

                                      The Tirex Corporation Canada Inc.
                                      740 St. Maurice, Suite 201
                                      Montreal, Quebec
                                      Canada H3C 1L5           ("Tirex Canada")

                                      Jean Freschette
                                      2235 Du Fleuve Quest
                                      Port St. Francois, Quebec
                                      Canada J3T 1N9           (the "Executive")

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NOTE:  Tirex  America and Tirex Canada are  sometimes  referred to  hereinafter, collectively, as the "Tirex Corporations".

      Whereas, Tirex Canada, a corporation formed under the federal laws of Canada, is a wholly owned subsidiary of Tirex America, a publicly-held Delaware corporation, the common stock of which is traded in the over-the-counter market in the United States and quoted on the electronic bulletin board of the National Association of Securities Dealers (the "OTC Bulletin Board").


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

      Whereas, The Tirex Corporations desire to employ the Executive as President of Tirex Canada, to serve in such position as its Chief Executive Officer and the Executive is willing to accept such employment by Tirex Canada, on the terms and subject to the conditions set forth in this Agreement.

      Whereas, The Tirex Corporations are in very early stages of development, with very limited assets, income, operations, and financial resources on hand to finance the development of their technology and the commencement of their commercial operations. Their future financial prospects and positions are therefore highly contingent and, as at the date hereof, impossible to predict. Based upon the foregoing, Tirex America's Board of Directors believe that unregistered shares of Tirex America's common stock, which cannot be sold into the public market for an extended period of time, may reasonably be deemed to have a value which reflects Tirex America's poor financial position and uncertain future, and can reasonably be expected to be saleable by Tirex America, in arm's length transactions, for approximately fifty percent (50%) of the current market value of the publicly traded stock of Tirex America, or for substantially less.

      Now Therefore, it is agreed as follows:

1.  Definitions

      For the purposes of this Agreement the following terms shall have the following meanings:

      1.0 "Tirex Canada" shall mean The Tirex Corporation Canada Inc. and all other corporations, partnerships, or other entities, now or in the future controlled by The Tirex Corporation Canada Inc., jointly and severally.

      1.1 "Change in Control" shall mean (i) the time that the Tirex Corporations first determine that any person and all other persons who constitute a group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 ("Exchange Act") have acquired direct or indirect beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of twenty percent (20%) or more of Tirex America's outstanding securities, unless a majority of the "Continuing Directors", as that term is defined in Paragraph 1.3, approves the acquisition not later than ten (10) business days after Tirex America makes that determination, or (ii) the first day on which a majority of the members of Tirex America's Board of Directors are not "Continuing Directors."

      1.2 "Constructive Termination" shall mean termination by Tirex Canada of the Executive's employment by reason of material breach of this Agreement by the Tirex Corporations, or either one of them, such "Constructive Termination" to be effective upon 30 days written notice thereof from the Executive to the Tirex Corporations.


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      1.3 "Continuing  Directors"  shall mean, as of any date of  determination, any member of the Board of Directors of Tirex America who (i) was a member of that Board of Directors on January 19, 1995, (ii) has been a member of that Board of Directors for the two years immediately preceding such date of determination, or (iii) was nominated for election or elected to the Board of Directors with the affirmative vote of the greater of (x) a majority of the Continuing Directors who were members of the Board at the time of such nomination or election or (y) at least four Continuing Directors.

      1.4 "Effective Date" shall mean August 17,1998.

      1.5 Termination For Cause" shall mean termination by Tirex Canada of the Executive's employment by Tirex Canada by reason of the Executive's willful dishonesty towards, fraud upon, or deliberate injury or attempted injury to, Tirex Canada or by reason of the Executive's willful material breach of this Agreement which has resulted in material injury to Tirex Canada. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause without (i) Written notice to the Executive setting forth the reasons for Tirex Canada's intention to terminate for Cause, (ii) an opportunity on not less than 20 days written notice from Tirex Canada to the Executive for the Executive, together with his counsel, to be heard before the full Board of Directors of Tirex Canada, and (iii) delivery to the Executive of a Notice of Termination as defined in Paragraph 6.9 hereof from the Board of Directors finding that, following such hearing before the Board, in the good faith opinion of such Board, the Executive was guilty of conduct set forth above and specifying the particulars thereof in detail.

      1.6 "Termination for 'Good Reason'" shall mean termination by the Executive of the Executive's employment by Tirex Canada because of: (i) a "Change in Control", as defined in Paragraph 1.1, above, (ii) a failure by Tirex Canada to comply with any material provision of this Agreement which has not been cured within ten (10) days after notice of such noncompliance has been given by the Executive to the Company, (iii) the determination by the Executive that because of changes in the composition or policies of the Board of Directors of Tirex Canada, or of other events or occurrences of material effect, that the Executive can no longer properly and effectively discharge his responsibilities as Chief Executive Officer of Tirex Canada after giving Tirex Canada not less than thirty (30) days prior written notice of the effective date of such termination, or (iv) any purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Paragraph 6.9 hereof (and for purposes of this agreement no such purported termination shall be effective).

      1.7 "Termination Other Than For Cause" shall mean termination by Tirex Canada of the Executive's employment by the Corporation (other than in a Termination for Cause) and shall include "Constructive Termination", as that term is defined in Paragraph 1.2.

      1.8 "Termination Upon a Change in Control" shall mean a termination by the Corporation of the Executive's employment with the Corporation within 120 days following a "Change in Control", as that term is defined in Paragraph 1.1.


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      1.9 "Voluntary Termination" shall mean termination by the Executive of the
Executive's employment by Tirex America other than (i) Constructive Termination,
(ii) Termination Upon a Change in Control, (iii) Termination for Good Reason, and (iv) termination by reason of the Executive's death or disability as described in Paragraphs 6.4 and 6.5.

2.  Employment

      During the term of this Agreement, the Executive agrees to be employed by Tirex Canada and to serve as its President and Chief Operating Officer or in such other positions as the Tirex Corporations shall require, and the Tirex Corporations agree to employ and retain the Executive in such capacities.

3.  Duties and Responsibilities

      The Executive shall devote his full time, energy, and skills to the affairs of Tirex Canada, reporting solely and exclusively to Terence C. Byrne, the President and Chief Executive Officer of Tirex America and Chairman of the Board and Chief Executive Officer of Tirex Canada; At all times during the term of this Agreement the Executive shall have powers and duties at least commensurate with his position as Chief Operating Officer of Tirex Canada.

      The Executive hereby acknowledges that the Tirex Corporations reserve the right to review with the Executive his present directorships and any other positions held by him in business organizations, and the Executive agrees to terminate his participation in such positions if the Tirex Corporations shall determine, in a particular case, that there is a potential material conflict with Tirex Canada's best interests. Any future proposed directorships and/or positions in or with other business organizations shall be subject to review by the boards of directors of the Tirex Corporations, providing however, that such Boards shall not prohibit any such activities unless such potential material conflict with the Executives duties as president of Tirex Canada shall exist.

4.  Term of Employment

      4.1 Term. The term of employment of the Executive by Tirex Canada shall be for a period of five (5) years beginning with the Effective Date (the "Initial Term"), unless terminated earlier pursuant to Section 6. At any time prior to the expiration of the Initial Term, the Tirex Corporations and the Executive may by mutual written agreement extend the Executive's employment under the terms of this Agreement for such additional periods as they shall mutually agree.


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      4.2  Assumption  of  Contract  by Tirex  America.  In the  event  that the ownership and control of Tirex Canada shall hereafter be transferred to any party and such party shall refuse to honor this Executive Agreement, then Tirex America shall employ the Executive for the balance of the Initial Term, under substantially the same terms and conditions which obtain under this Agreement, including compensation terms identical to those provided for hereunder.

5.  Salary, Benefits and Bonus Compensation

      5.1 Signing Bonus. In consideration of the Executive's agreeing to discontinue, as expeditiously as practicable in a reasonable and orderly manner, his other business activities in order to enter into this agreement, the Corporation will issue to the Executive, upon execution of this Agreement, one million (1,000,000) shares of the common stock of The Tirex Corporation.

      5.2 Annual Salary. As payment for the services to be rendered by the Executive as provided in Section 3, the Corporation agrees to pay to the Executive an annual salary ("Salary"), beginning as of the Effective Date, at the rate of one hundred fifty thousand United States dollars (US $150,000) per annum payable in 26 equal bi-weekly installments subject to annual review and increase, as the board of directors shall determine.

      5.3 Compensation Shares in Lieu of Cash Payments. Notwithstanding the requirements of Paragraph 5.2, above, the Executive and the Tirex Corporations agree and acknowledge that:

      5.3.1 From time to time, during the foreseeable future, the Tirex Corporations may not have available the financial resources to pay to the Executive, in cash, the full amount of the Salary; In such event, with the consent of the Executive, the obligations of the Tirex Corporations with respect to any unpaid amount of Salary will be satisfied by the issuance to the Executive of shares of the common stock of Tirex America ("Compensation Shares"), which Compensation Shares shall constitute compensation pursuant to the terms of this Executive Agreement.

      5.3.2 All Compensation Shares will be issued to and held by the Executive pursuant to the terms of a stock restriction agreement, on terms mutually agreeable to the parties.

      5.3.3 All Compensation Shares will be issued to the Executive at a value equal to fifty percent (50%) of the average of the high and low bid prices of The Tirex Corporation's common stock, during the period when such Compensation Shares were earned, as traded in the over-the-counter market and quoted in the OTC Electronic Bulletin Board or such other public market in the United States in which the common stock of Tirex America shall then be traded.


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      5.3.4  From time to time,  all or part of the  Compensation  Shares may be registered by Tirex America under a Registration Statement on Form S-8, including a Re-offer Prospectus, as and at such time as the board of directors of Tirex America or the executive committee thereof shall determine.

      5.4 Bonuses. the Executive shall be eligible to receive a discretionary bonus for each year (or portion thereof) during the term of this Agreement and any extensions thereof, with the actual amount of any such bonus to be determined in the sole discretion of the Board of Directors based upon its evaluation of the Executive's performance during such year. All such bonuses shall be reviewed annually by the Compensation Committee, if any shall be in existence.

      5.5 Additional Benefits. During the term of this Agreement, the Executive shall be entitled to the following fringe benefits:

      (a) Executive Benefits. The Executive shall be eligible to participate in such of the Corporation's benefits and deferred compensation plans as are now generally available or later made generally available to executive officers of , including, without limitation, the Corporation's Stock Option Plan, profit sharing plans, annual physical examinations, dental and medical plans, personal catastrophe and disability insurance, financial planning, retirement plans and supplementary executive retirement plans, if any. For purposes of establishing the length of service under any benefit plans or programs of the Corporation, the Executive's employment with will be deemed to have commenced on the Effective Date.

      (b) Vacation. The Executive shall be entitled to reasonable vacation time during each year during the term of this Agreement and any extensions thereof, in an amount to be determined by the mutual agreement of the Executive and the boards of directors of the Tirex Corporations.

      (c) Car Allowance. The Executive shall receive a monthly car allowance of five hundred Canadian dollars (CA $500).

      5.6 Reimbursement for Expenses. During the term of this Agreement, the Tirex Corporations shall reimburse the Executive for reasonable and properly documented out-of-pocket business and/or entertainment expenses incurred by the Executive in connection with his duties under this Agreement.


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6.  Termination

      6.1 Termination For Cause. Termination For Cause may be effected by the Corporation in accordance with the procedures set forth in Paragraph 1.5 at any time during the term of this Agreement and shall be effected by written notification to the Executive in accordance with Paragraph 6.9, below. Upon the effectiveness of a Termination For Cause, the Executive shall promptly be paid all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension play or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of in which the Executive is a participant to the full extent of the Executive's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by the Executive in connection with his duties hereunder, all to the date of termination, but the Executive shall not be paid any other compensation or reimbursement of any kind.

      6.2 Termination Other Than For Cause. Notwithstanding anything else in this Agreement, the Corporation may effect a Termination Other Than For Cause at any time upon giving written notice to the Executive of such termination. Upon the effectiveness of any Termination Other Than For Cause, the Executive shall promptly be paid all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of in which the Executive is a participant to the full extent of the Executive's rights under such plans (including accelerated vesting, if any, of awards granted to the Executive under the Corporation's stock option plan), accrued vacation pay and any appropriate business expenses incurred by the Executive in connection with his duties hereunder, all to the date of termination, and all severance compensation as provided in Paragraph 6.1.

      6.3 Termination For Good Reason. Notwithstanding anything else in this Agreement, the Executive may effect a Termination for Good Reason at any time upon giving written notice to the Corporation of such termination in accordance with the provisions of Paragraph 6.9 hereof. Upon the effectiveness of any Termination for Good Reason the Executive shall promptly be paid all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of in which the Executive is a participant to the full extent of the Executive's rights under such plans (including accelerated vesting, if any, of awards granted to the Executive under's stock option plan), accrued vacation pay and any appropriate business expenses incurred by the Executive in connection with his duties hereunder, all to the date of termination, and all severance compensation as provided in Paragraph 6.1.

      6.4 Termination by Reason of Disability. If, during the term of this Agreement, the Executive fails to perform his duties under this Agreement on account of illness or physical or mental incapacity, and such illness or incapacity continues for a period of more than twelve (12) consecutive months, the Corporation shall have the right to terminate the Executive's employment hereunder by written notification to the Executive and payment to the Executive of all accrued


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salary,  bonus compensation to the extent earned,  vested deferred  compensation
(other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of in which the Executive is a participant to the full extent of the Executive's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by the Executive in connection with his duties hereunder, all to the date of termination, with the exception of medical and dental benefits which shall continue through the expiration of this Agreement, but the Executive shall not be paid any other compensation or reimbursement of any kind.

      6.5 Death. In the event of the Executive's death during the term of this Agreement, the Executive's employment shall be deemed to have terminated as of the last day of the month during which his death occurs and the Corporation shall promptly pay to his estate or such beneficiaries as the Executive may from time to time designate all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of in which the Executive is a participant to the full extent of the Executive's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by the Executive in connection with his duties hereunder, all to the date of termination, but the Executive's estate shall not be paid any other compensation or reimbursement of any kind.

      6.6 Voluntary Termination. In the event of a Voluntary Termination, the Corporation shall promptly pay all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of in which the Executive is a participant to the full extent of the Executive's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by the Executive in connection with his duties hereunder, all to the date of termination, but no other compensation or reimbursement of any kind.

      6.7 Termination Upon a Change in Control. In the event of a Termination Upon the effectiveness of a Change in Control, the Executive shall immediately be paid all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of in which the Executive is a participant to the full extent of the Executive's rights under such plans (including accelerated vesting, if any, of any awards granted to the Executive under the Corporation's Stock Option Plan), accrued vacation pay and any appropriate business expenses incurred by the Executive in connection with his duties hereunder, all to the date of termination, and all severance compensation as provided in Paragraph 6.1.

      6.8 Constructive Termination. The Executive may give notice to the Corporation that the Corporation has effected a Constructive Termination of the Executive's employment by reason of the Corporation's material breach of this Agreement, by written notification to the Corporation in accordance with Paragraph 6.9, below. Upon the effectiveness of any Constructive


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Termination  the Executive shall  immediately be paid all accrued salary,  bonus compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of in which the Executive is a participant to the full extent of the Executive's rights under such plans (including accelerated vesting, if any, of any awards granted to the Executive under the Corporation's Stock Option Plan), accrued vacation pay and any appropriate business expenses incurred by the Executive in connection with her duties hereunder, all to the date of termination, and all severance compensation provided in Paragraph 6.1.

      6.9 Notice of Termination. Tirex Canada may effect a termination of this Agreement pursuant to the provisions of this Section upon giving thirty (30) days' written notice to the Executive of such termination. The Executive may effect a termination of this Agreement pursuant to the provisions of this Section upon giving thirty (30) days' written notice to Tirex Canada of such termination.

7.  Severance Compensation

      7.1 Severance Compensation in the Event of: Termination Other Than for Cause Pursuant to Paragraph 6.2; Termination for Good Reason Pursuant to Paragraph 6.3; Termination Upon a Change in Control Pursuant to Paragraph 6.7; or a Constructive Termination Pursuant to Paragraph 6.8. In the event that, after the expiration of one-year from the Effective date of this Agreement, the Executive's employment is terminated in a termination: Other Than for Cause pursuant to Paragraph 6.2; for Good Reason pursuant to Paragraph 6.3; a Change in Control pursuant to Paragraph 6.7; or a Constructive Termination pursuant to Paragraph 6.8, the Executive shall be paid the following as severance compensation:

      7.1.1 For terminations which occur during the second year of the term of this Agreement: fifty percent (50%) of the amount of the annual Salary (at the rate payable at the time of such termination), for a period of twelve (12) months from the date of such termination. The Executive shall also be entitled to accelerated vesting of any awards granted to the Executive under any Stock Option Plan, stock option agreement, or any other employee benefit plan or any agreement entered into in connection therewith at the time of grant or award. The Executive shall continue to accrue retirement benefits and shall continue to enjoy any benefits under any plans of in which the Executive is a participant to the extent of fifty percent (50%) of the Executive's pre-termination rights under such plans, including any perquisites provided under this Agreement, though the twelve months following such termination, provided, however, that the benefits under any such plans of in which the Executive is a participant, including any such perquisites, shall cease upon re-employment by a new employer. By way of additional severance compensation, Tirex Canada shall issue to the Executive within five (5) business days of the date of termination, a number of shares of the common stock of Tirex Canada equal to the number of shares of such common stock, if any, which the Executive shall have forfeited under the terms of any Stock Restriction Agreement.


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      7.1.2 For  terminations  which occur  during the third year of the term of this Agreement: one hundred percent (100%) of the amount of the annual Salary (at the rate payable at the time of such termination), for a period of twelve
(12) months from the date of such termination. The Executive shall also be entitled to accelerated vesting of any awards granted to the Executive under any Stock Option Plan, stock option agreement, or any other employee benefit plan or any agreement entered into in connection therewith at the time of grant or award. The Executive shall continue to accrue retirement benefits and shall continue to enjoy any benefits under any plans of in which the Executive is a participant to the full extent of the Executive's pre-termination rights under such plans, including any perquisites provided under this Agreement, though the twelve months following such termination, provided, however, that the benefits under any such plans of in which the Executive is a participant, including any such perquisites, shall cease upon re-employment by a new employer. By way of additional severance compensation, Tirex Canada shall issue to the Executive within five (5) business days of the date of termination, a number of shares of the common stock of Tirex Canada equal to the number of shares of such common stock, if any, which the Executive shall have forfeited under the terms of any Stock Restriction Agreement.

      7.1.3 For terminations which occur after the expiration of the first three years of the initial term of this Agreement, including any extensions of such term: two hundred percent (200%) of the amount of the annual Salary (at the rate payable at the time of such termination), for a period of twelve (12) months from the date of such termination. The Executive shall also be entitled to accelerated vesting of any awards granted to the Executive under any Stock Option Plan, stock option agreement, or any other employee benefit plan or any agreement entered into in connection therewith at the time of grant or award. The Executive shall continue to accrue retirement benefits and shall continue to enjoy any benefits under any plans of in which the Executive is a participant to the full extent of the Executive's pre-termination rights under such plans, including any perquisites provided under this Agreement, though the twelve months following such termination, provided, however, that the benefits under any such plans of in which the Executive is a participant, including any such perquisites, shall cease upon re-employment by a new employer. By way of additional severance compensation, Tirex Canada shall issue to the Executive within five (5) business days of the date of termination, a number of shares of the common stock of Tirex Canada equal to the number of shares of such common stock, if any, which the Executive shall have forfeited under the terms of any Stock Restriction Agreement.

      7.1.4 Notwithstanding the provisions of Subparagraphs 7.1.1 and 7.1.2, above, or Paragraph 7.2, below, if the basic cause of termination shall be a Change in Control, as that term is defined in Paragraph 1.1, above: (i) the Executive shall be paid, as severance compensation, two hundred percent (200%) of the amount of the annual Salary (at the rate payable at the time of such termination), for a period of twelve (12) months from the date of such termination; and (ii) the Executive may in the Executive's sole discretion, by delivery of a notice to Tirex America within thirty (30) days following a Termination Upon a Change in Control, elect to receive from Compensation a lump sum severance payment by bank cashier's check equal to the present value of the flow of cash payments that would otherwise be paid to the Executive pursuant to this Paragraph. In addition, Tirex America shall, on request of the


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

Executive, immediately take steps to register any or all Compensation Shares or other unregistered shares of the common stock of Tirex America then held by the Executive, of issuable to him in accordance with the provisions of this Section 7, with the Securities and Exchange Commission under a Form S-8 registration statement filed with the United States Securities and Exchange Commision and effective under the United States Securities Act of 1933, as Amended, or such other Form of registration statement as shall then be available to Tirex America including without limitation Forms S-1 and SB-2.

      7.1.5 In the event that the Executive shall be entitled to any cash payments pursuant to this Section 7 and The Tirex Corporations shall not have sufficient cash resources available therefor, the Executive shall be issued shares of the Common Stock of Tirex America in lieu of such cash payments, in whole or in part, as the parties hereto shall mutually agree.

      7.2 No  Severance  Compensation  Upon Other  Termination.  In the event of
Termination: (i) for any reason during the first year following the Effective Date of this Agreement; (ii) For Cause pursuant to Paragraph 6.1; (iii) termination by reason of the Executive's Disability or Death pursuant to Paragraphs 6.4 or 6.5; or (iv) Voluntary Termination pursuant to Paragraph 6.6 hereof, neither the Executive nor his estate shall not be paid any severance compensation.

8.  Payment Obligations

      Tirex Canada's obligation to pay the Executive the compensation and to make the arrangements provided herein shall be unconditional, and the Executive shall have no obligation whatsoever to mitigate damages hereunder. If litigation after a Change in Control shall be brought to enforce or interpret any provision contained herein, Tirex Canada, to the extent permitted by applicable law and Tirex Canada's Articles of Incorporation and Bylaws, hereby indemnifies the Executive for the Executive's reasonable attorneys' fees and disbursements incurred in such litigation.

9.  Confidentiality

      The Executive agrees that all confidential and proprietary information relating to the business of Tirex Canada shall be kept and treated as confidential both during and after the term of this Agreement, except as may be permitted in writing by Tirex Canada's Board of Directors or as such information is within the public domain or comes within the public domain without any breach of this Agreement.


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

10. Withholdings

      All compensation and benefits to the Executive hereunder shall be reduced by all federal, state, local and other withholdings and similar taxes and payments required by applicable law.

11. Indemnification

      In addition to any rights to indemnification to which the Executive is entitled to under Tirex Canada's Articles of Incorporation and Bylaws, Tirex Canada shall indemnify the Executive at all times during and after the term of this Agreement to the maximum extent permitted under Delaware Business Corporation Law or any successor provision thereof and any other applicable state law, and shall pay the Executive's expenses in defending any civil or criminal action, suit, or proceeding in advance of the final disposition of such action, suit or proceeding, to the maximum extent permitted under such applicable state laws.

12. Notices

      Any notices permitted or required under this Agreement shall be delivered by hand, certified mail, or recognized overnight courier, in all cases with written proof of receipt required, addressed to the parties as set forth below and shall be deemed given upon receipt to Tirex Canada at:

                                     The Tirex Corporation
                                     740 St. Maurice Suite, 201
                                     Montreal, Quebec H3C 1L5

addressed to the Executive at:

                                     Jean Frechette
                                     2235 Du Fleuve Ouest
                                     Port St.Francois
                                     Quebec, Canada
                                     J3T 1N9

                                     Telephone: (819) 293-2989

or at any other address as any party may, from time to time, designate by notice given in compliance with this Paragraph.


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

13. Law Governing

      This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

14. General

      14.1 Titles and Captions. All section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor effect the interpretation of this Agreement.

      14.2 Entire Agreement. This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

      14.3 Agreement Binding. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

      14.4 Attorney Fees. In the event an arbitration, suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

      14.5 Computation of Time. In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall be included, unless it is a Saturday, Sunday, or a legal holiday, in which event the period shall begin to run on the next day which is not a Saturday, Sunday, or legal holiday, in which event the period shall run until the end of the next day thereafter which is not a Saturday, Sunday, or legal holiday.

      14.6 Pronouns and Plurals. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural as the identity of the person or persons may require.

      14.7 Presumption. This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

      14.8 Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of the Agreement.


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

      14.9 Parties in Interest. Nothing herein shall be construed to be to the benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.

      14.10 Savings Clause. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

                                         THE TIREX CORPORATION CANADA INC.

                                         By /s/ Terence C. Byrne
                                            ------------------------------------
                                            TERENCE C. BYRNE,
                                            Chairman of the Board

                                         THE TIREX CORPORATION

                                         By /s/ Terence C. Byrne
                                            ------------------------------------
                                            TERENCE C. BYRNE, President

                                            /s/ Jean Frechette
                                            ------------------------------------
                                            JEAN FRECHETTE


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